ALEXANDER & BALDWIN

PARTNERS FOR HAWAI'I

california
PIZZA KITCHEN

ALEXANDER & BALDWIN

Premier Hawai'i Real Estate Company

Supplemental Information

AS OF AND FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2018

ALEX
LISTED
NYSE

Alexander & Baldwin, Inc.

Forward-Looking Statements
Statements in this Supplemental Information report that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding possible or assumed future results of operations, business strategies, growth opportunities and competitive positions. Such forward-looking statements speak only as of the date the statements were made and are not guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, prevailing market conditions and other factors related to the Company's REIT status and the Company business generally discussed in the Company's most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. The information in this Supplemental Information report should be evaluated in light of these important risk factors. We do not undertake any obligation to update the Company's forward-looking statements.

Basis of Presentation
The information contained in this Supplemental Information report does not purport to disclose all items required by accounting principles generally accepted in the United States of America (GAAP).

Alexander & Baldwin, Inc.
Components of Value Index

Page	Schedule	Description
Commercial Real Estate
12	Statement of Operating Profit, Cash NOI and Same-Store Cash NOI	Summary of CRE Operating Profit, Cash NOI, and Same-Store Cash NOI.
22	Portfolio Repositioning, Redevelopment & Development Summary	Provides an overview of the Company's ongoing and planned developments for hold.

Land Operations
27	Key Active Development-for-sale Projects	Provides an overview of the Company's ongoing and planned developments for sale.
28	Landholdings as of the Most Recent Fiscal Year End	Provides an overview of the Company's land holdings, including urban and agricultural-related land.

Materials & Construction
30	Statement of Operating Profit, EBITDA and Adjusted EBITDA	Summary of Materials & Construction Operating Profit, EBITDA, and Adjusted EBITDA.

Other
9	Debt Summary	Provides an overview of the Company's notes payable and long-term debt.

Company Overview

Alexander & Baldwin, Inc.
Company Profile

Alexander & Baldwin, Inc. (the "Company") is a Hawai`i real estate company with a 148-year history of being an integral piece of Hawai`i and its economy. This makes us uniquely qualified to create value for shareholders through an investment and asset redeployment strategy focused on growth primarily in our commercial real estate holdings in Hawai`i. In July 2017, the Company announced its decision to convert to a real estate investment trust ("REIT") commencing with the 2017 tax year. This announcement sets a strategic course for the Company to concentrate its activities on investments in, and growth of, its commercial real estate holdings. In January 2018, the Company completed the payment of its previously undistributed non-REIT earnings and profits accumulated prior to January 1, 2017, representing a final step in the REIT conversion.

We are composed of the following as of June 30, 2018:

•
A 3.3 million-square-foot portfolio of commercial real estate and 109 acres of ground leases throughout the Hawaiian islands, including 2.2 million square feet of largely grocery/drugstore-anchored retail centers;

•
More than 86,000 acres of landholdings, making us the fourth largest private landowner in Hawai`i. In addition, we are engaged in residential and commercial development-for-sale activities in select Hawai`i locations; and

•
Hawai`i's most significant materials and construction operations, including strategic quarry and asphalt importation sites that supply the Hawaiian islands, paving activities and certain complementary operations.

Executive Officers

Christopher Benjamin	James Mead
President & Chief Executive Officer	Executive Vice President & Chief Financial Officer

Lance Parker	Nelson Chun
Executive Vice President & Chief Real Estate Officer	Executive Vice President & Chief Legal Officer

Pike Riegert	Meredith Ching
President, Grace Pacific	Executive Vice President, Government & Community Relations

Contact Information	Equity Research

Corporate Headquarters	Evercore ISI
822 Bishop Street	Sheila McGrath
Honolulu, HI 96813	(212) 425-3389
sheila.mcgrath@evercore.com
Investor Relations
Suzy Hollinger	JMP Securities LLC
Vice President, Investor Relations	Peter Martin
(808) 525-8422	(415) 835-8904
shollinger@abhi.com	pmartin@jmpsecurities.com

Transfer Agent & Registrar	Sidoti & Company, LLC
Computershare	Stephen O'Hara
P.O. Box 30170	(212) 894-3329
College Station, TX 77842-3170	sohara@sidoti.com
(866) 422-6551
Other Company Information
Overnight Correspondence
Computershare	Stock exchange listing: NYSE: ALEX
211 Quality Circle, Suite 210	Corporate website: www.alexanderbaldwin.com
College Station, TX 77845	Grace website: www.gracepacific.com
Market capitalization at June 30, 2018 $1.7B
Shareholder website: www.computershare.com/investor	3-month average trading volume: 337K
Online inquiries: www.us-computershare.com/investor/contact	Independent auditors: Deloitte & Touche LLP

Alexander & Baldwin, Inc.
Hawai`i Market Information

Hawai`i Economic Highlights

(Percentage change, except unemployment rate)	2018 F	2017
Real gross domestic product	1.9%	1.6%
Real personal income	1.7%	1.2%
Visitor expenditures	8.6%	6.2%
Visitor arrivals	6.0%	5.0%
Unemployment rate at year end	2.2%	2.4%
Source: Hawai`i State Department of Business, Economic Development & Tourism; No endorsement implied.

Oahu Commercial Real Estate Trends

	Average Asking Rent PSF/Per Month		Change
	Retail	Industrial	Retail	Industrial
2Q2018	$4.16	$1.22	4.0%	(6.2)%
4Q2017	$4.00	$1.30	2.0%	7.4%
4Q2016	$3.92	$1.21	2.1%	7.1%
4Q2015	$3.84	$1.13	5.5%	2.7%
4Q2014	$3.64	$1.10	8.7%	11.1%
4Q2013	$3.35	$0.99	3.4%	3.1%

	Vacancy Rate		Percentage Point Change
	Retail	Industrial	Retail	Industrial
2Q2018	6.1%	1.8%	0.2	(0.2)
4Q2017	5.9%	2.0%	(2.5)	0.4
4Q2016	8.4%	1.6%	3.3	(0.1)
4Q2015	5.1%	1.7%	1.0	(0.4)
4Q2014	4.1%	2.1%	(0.1)	(0.6)
4Q2013	4.2%	2.7%	(0.4)	(1.1)

Source: Colliers International Hawai`i; No endorsement implied.

Alexander & Baldwin, Inc.
Glossary of Terms

ABR	Annualized Base Rent (ABR) is the current month's contractual base rent multiplied by 12. Base rent is presented without consideration of percentage rent that may, in some cases, be significant.

Adjusted EBITDA	Adjusted EBITDA is calculated for the Materials & Construction segment by adjusting for income attributable to noncontrolling interests from EBITDA.

Backlog
Backlog represents the amount of revenue that Grace Pacific and Maui Paving, LLC, a 50-percent-owned unconsolidated affiliate, expect to realize on contracts awarded or government contracts in which Grace Pacific has been confirmed to be the lowest bidder and formal communication of the award is believed to be perfunctory.

Cash NOI
Cash Net Operating Income (Cash NOI) is calculated as total Commercial Real Estate operating revenues less direct property-related operating expenses. Cash NOI excludes straight-line lease adjustments, amortization of favorable/unfavorable leases, amortization of lease incentives, selling, general and administrative expenses, impairment of commercial real estate assets, lease termination income, and depreciation and amortization (including amortization of maintenance capital, tenant improvements and leasing commissions).

Comparable Lease	Renewals and leases executed for units that have been vacated in the previous 12 months. Expansions, contractions and strategic short-term renewals are excluded from the comparable lease pool.

Net Debt	Net Debt is calculated as the Company's total notional debt, excluding unamortized premium, discount and capitalized loan fees, less cash, cash equivalents and restricted cash.

EBITDA
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is calculated on a consolidated basis by adjusting the Company’s consolidated net income (loss) to exclude the impact of interest expense, income taxes, and depreciation and amortization.

EBITDA is calculated for each segment by adjusting consolidated segment operating profit (which excludes interest and tax expenses), as applicable, by adding back depreciation and amortization.

Fixed-charge Coverage Ratio	The ratio of EBITDA to the sum of debt service (which includes interest payments and principal amortization of mortgage debt, excluding balloon payments), for the trailing twelve months.

GAAP	Generally accepted accounting principles (GAAP) in the United States of America.

GLA	Gross Leasable Area (GLA) is periodically adjusted based on remeasurement or reconfiguration of space, measured in square feet (SF).

Maintenance Capital Expenditures
Capital expenditures necessary to maintain building value, the current income stream and position in the market (including building improvements, tenant improvements allowances and leasing commissions).

Occupancy	The percentage of square footage leased and commenced to gross leasable space properties at the end of the period reported.

Rent Spread	Percentage change in ABR in the first year of a signed lease relative to the ABR in the last year of the prior lease.

Same-Store
The Company reports Cash NOI and Occupancy on a same-store basis, which includes the results of properties that were owned and operated for the entirety of the prior calendar year. The same-store pool excludes properties under development or redevelopment and also excludes properties acquired or sold during the comparable reporting periods. While there is management judgment involved in classifications, new developments and redevelopments are moved into the same-store pool after one full calendar year of stabilized operation.

Stabilization	New developments and redevelopments are generally considered stabilized upon the initial attainment of 90% occupancy.

Straight-line Rent	GAAP requirement to average tenant rents over the life of the lease.

TTM	Trailing twelve months.

Year Built	Year of most recent repositioning/redevelopment or year built if no repositioning/redevelopment has occurred.

Alexander & Baldwin, Inc.
Statement on Management's Use of Non-GAAP Financial Measures

The Company presents the following non-GAAP financial measures in this Supplemental Information:

•	Consolidated EBITDA

•	Commercial Real Estate Cash NOI and Same-Store Cash NOI

•	Commercial Real Estate EBITDA

•	Land Operations EBITDA

•	Materials & Construction EBITDA and Adjusted EBITDA

The Company uses these non-GAAP measures when evaluating operating performance because management believes that they provide additional insight into the Company's and segments' core operating results, and/or the underlying business trends affecting performance on a consistent and comparable basis from period to period. These measures generally are provided to investors as an additional means of evaluating the performance of ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP.

EBITDA is a non-GAAP measure used by the Company in evaluating the Company's and segments' operating performance on a consistent and comparable basis from period to period. The Company provides this information to investors as an additional means of evaluating the performance of the Company's and segments' ongoing operations. EBITDA and Adjusted EBITDA should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Cash NOI is a non-GAAP measure used by the Company in evaluating the CRE segment's operating performance as it is an indicator of the return on property investment, and enables a comparison of results of operations, on an unlevered basis, over time. Cash NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The calculations of these financial measures are described in the Glossary of Terms of this Supplemental Information. The Company's methods of calculating non-GAAP measures may differ from methods employed by other companies and thus may not be comparable to such other companies.

Required reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are set forth in the following tables of this Supplemental Information:

•	Refer to Table 7 for a reconciliation of consolidated net income to EBITDA.

•	Refer to Table 8 for a reconciliation of Commercial Real Estate operating profit to Cash NOI.

•	Refer to Table 19 for a reconciliation of Commercial Real Estate operating profit to EBITDA.

•	Refer to Table 20 for a reconciliation of Land Operations operating profit to EBITDA.

•	Refer to Table 23 for a reconciliation of Materials & Construction operating profit to EBITDA.

Financial Summary

Alexander & Baldwin, Inc.
Table 1 – Condensed Consolidated Balance Sheets

($ in millions, unaudited)

	June 30,	December 31,
	2018	2017
ASSETS
Current Assets:
Cash and cash equivalents	$9.5	$68.9
Accounts receivable, net	54.7	47.3
Costs and estimated earnings in excess of billings on uncompleted contracts	19.9	20.2
Inventories	28.7	31.9
Real estate held for sale	15.9	67.4
Prepaid expenses and other assets	38.4	39.1
Total current assets	167.1	274.8
Investments in Affiliates	388.3	401.7
Real Estate Developments	139.6	151.0
Property – Net	1,321.0	1,147.5
Intangible Assets – Net	77.8	46.9
Deferred Tax Asset	18.4	16.5
Goodwill	102.3	102.3
Restricted Cash	0.2	34.3
Other Assets	57.5	56.2
Total assets	$2,272.2	$2,231.2

LIABILITIES AND EQUITY
Current Liabilities:
Notes payable and current portion of long-term debt	$35.8	$46.0
Accounts payable	40.1	43.3
Billings in excess of costs and estimated earnings on uncompleted contracts	2.0	5.7
Accrued dividends(a)	—	783.0
Accrued and other liabilities	43.0	48.8
Total current liabilities	120.9	926.8
Long-term Liabilities:
Long-term debt	755.0	585.2
Accrued retirement benefits	23.1	22.7
Other non-current liabilities	34.8	37.4
Total long-term liabilities	812.9	645.3
Total liabilities	933.8	1,572.1
Redeemable Noncontrolling Interest	8.0	8.0

Equity:
Common stock	1,790.8	1,161.7
Accumulated other comprehensive loss	(39.4)	(42.3)
Distributions in excess of accumulated earnings	(426.0)	(473.0)
Total A&B shareholders' equity	1,325.4	646.4
Noncontrolling interest	5.0	4.7
Total equity	1,330.4	651.1
Total liabilities and equity	$2,272.2	$2,231.2

(a)	Amount as of December 31, 2017 represents the Company's Special Distribution, consisting of $156.6 million of cash and $626.4 million of shares, which was settled on January 23, 2018.

Alexander & Baldwin, Inc.
Table 2 – Condensed Consolidated Statements of Operations

 ($ in millions, except per-share amounts; unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2018	2017	2018	2017
Operating Revenue:
Commercial Real Estate	$33.8	$33.8	$69.0	$67.5
Land Operations	19.3	12.1	48.6	23.1
Materials & Construction	59.0	52.2	107.8	100.7
Total operating revenue	112.1	98.1	225.4	191.3
Operating Costs and Expenses:
Cost of Commercial Real Estate	19.2	18.9	37.8	37.7
Cost of Land Operations	19.8	9.0	49.6	17.4
Cost of Materials & Construction	50.1	41.7	93.0	80.8
Selling, general and administrative	15.1	14.8	30.1	29.5
REIT evaluation/conversion costs	—	2.2	—	7.0
Total operating costs and expenses	104.2	86.6	210.5	172.4
Operating Income (Loss)	7.9	11.5	14.9	18.9
Income (loss) related to joint ventures	4.4	1.9	1.8	3.2
Reductions in solar investments, net	(0.2)	(0.2)	(0.3)	(2.2)
Interest and other income (expense), net	(0.6)	0.5	(1.3)	0.8
Interest expense	(8.9)	(6.2)	(17.3)	(12.4)
Income (Loss) from Continuing Operations Before Income Taxes and Net Gain (Loss) on Sale of Improved Properties and Ground Leased Land	2.6	7.5	(2.2)	8.3
Income tax benefit (expense)	0.1	(3.5)	2.8	(2.7)
Income (Loss) from Continuing Operations Before Net Gain (Loss) on Sale of Improved Properties and Ground Leased Land	2.7	4.0	0.6	5.6
Net gain (loss) on the sale of improved properties and ground leased land	0.2	—	49.8	3.0
Income (Loss) from Continuing Operations	2.9	4.0	50.4	8.6
Income (loss) from discontinued operations, net of income taxes	0.1	0.8	—	3.2
Net Income (Loss)	3.0	4.8	50.4	11.8
Income (loss) attributable to noncontrolling interest	(0.5)	(0.5)	(0.6)	(1.2)
Net Income (Loss) Attributable to A&B Shareholders	$2.5	$4.3	$49.8	$10.6

Basic Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.03	$0.08	$0.72	$0.16
Discontinued operations available to A&B shareholders	—	0.02	—	0.07
Net income (loss) available to A&B shareholders	$0.03	$0.10	$0.72	$0.23
Diluted Earnings Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.03	$0.07	$0.69	$0.16
Discontinued operations available to A&B shareholders	—	0.02	—	0.07
Net income (loss) available to A&B shareholders	$0.03	$0.09	$0.69	$0.23

Weighted-Average Number of Shares Outstanding:
Basic	72.0	49.2	69.2	49.1
Diluted	72.3	49.6	72.3	49.6

Amounts Available to A&B Shareholders:
Continuing operations available to A&B shareholders, net of income taxes	$2.4	$3.7	$49.8	$8.1
Discontinued operations available to A&B shareholders, net of income taxes	0.1	0.8	—	3.2
Net income (loss) available to A&B shareholders	$2.5	$4.5	$49.8	$11.3

Alexander & Baldwin, Inc.
Table 3 – Segment Results

 ($ in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating Revenue:
Commercial Real Estate	$33.8	$33.8	$69.0	$67.5
Land Operations	19.3	12.1	48.6	23.1
Materials & Construction	59.0	52.2	107.8	100.7
Total operating revenue	112.1	98.1	225.4	191.3
Operating Profit (Loss):
Commercial Real Estate[1]	13.6	13.4	29.1	27.7
Land Operations[2,3]	1.6	1.7	(3.8)	(0.7)
Materials & Construction	3.6	6.7	3.8	12.3
Total operating profit (loss)	18.8	21.8	29.1	39.3
Interest expense	(8.9)	(6.2)	(17.3)	(12.4)
General corporate expenses	(7.3)	(5.9)	(14.0)	(11.6)
REIT evaluation/conversion costs[4]	—	(2.2)	—	(7.0)
Income (Loss) from Continuing Operations Before Income Taxes and Net Gain (Loss) on Sale of Improved Properties and Ground Leased Land	2.6	7.5	(2.2)	8.3
Income tax benefit (expense)	0.1	(3.5)	2.8	(2.7)
Income (Loss) from Continuing Operations Before Net Gain (Loss) on Sale of Improved Properties and Ground Leased Land	2.7	4.0	0.6	5.6
Net gain on the sale of improved properties and ground leased land[5]	0.2	—	49.8	3.0
Income (Loss) from Continuing Operations	2.9	4.0	50.4	8.6
Income (loss) from discontinued operations, net of income taxes	0.1	0.8	—	3.2
Net Income (Loss)	3.0	4.8	50.4	11.8
Income (loss) attributable to noncontrolling interest	(0.5)	(0.5)	(0.6)	(1.2)
Net Income (Loss) Attributable to A&B Shareholders	$2.5	$4.3	$49.8	$10.6

1 Commercial Real Estate operating profit (loss) includes intersegment operating revenue, primarily from our Materials & Construction segment, and is eliminated in our consolidated results of operations.
2 For the three and six months ended June 30, 2018, Land Operations segment operating profit (loss) includes approximately $4.1 million of equity in earnings and $1.5 million of equity in earnings from its various real estate joint ventures, respectively. For the three and six months ended June 30, 2017, Land Operations segment operating profit (loss) includes approximately $0.6 million of equity in earnings and $0.7 million of equity in earnings from its various real estate joint ventures, respectively.
3 For the three and six months ended June 30, 2018, Land Operations segment operating profit (loss) includes non-cash reductions of $0.2 million and $0.3 million, respectively, related to the Company's solar tax equity investments. For the three and six months ended June 30, 2017, Land Operations segment operating profit (loss) includes non-cash reductions of $0.2 million and $2.2 million, respectively, related to the Company's solar tax equity investments. The non-cash reductions, if any, are included in Reductions in solar investments, net on the condensed consolidated statements of operations.
4 Costs related to the Company's in-depth evaluation of and conversion to a REIT.
5 Amounts in 2018 represent the sales of the six mainland properties (Concorde Commerce Center, Deer Valley Financial Center, 1800 and 1820 Preston Park, Little Cottonwood Center, Royal MacArthur Center, and Sparks Business Center) and the three Hawai`i assets (Stangenwald Building, Judd Building and a ground lease). Amounts in 2017 represent the sales of one office building in Maui, Hawai`i in January 2017.

Alexander & Baldwin, Inc.
Table 4 – Condensed Consolidated Statements of Cash Flows

 ($ in millions, unaudited)

	Six Months Ended June 30,
	2018	2017
Cash Flows from Operating Activities:
Net income (loss)	$50.4	$11.8
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Depreciation and amortization	21.3	21.0
Deferred income taxes	(2.7)	0.1
Gains on asset transactions, net of asset write-downs	(50.7)	(12.1)
Share-based compensation expense	2.7	2.2
Investments in affiliates, net of distributions of income	3.2	5.8
Changes in operating assets and liabilities:
Trade, contracts retention, and other receivables	(8.2)	(6.3)
Costs and estimated earnings in excess of billings on uncompleted contracts - net	(3.5)	0.6
Inventories	3.2	9.2
Prepaid expenses, income tax receivable and other assets	1.5	(3.7)
Accrued pension and post-retirement benefits	5.0	1.6
Accounts payable	(2.7)	(3.6)
Accrued and other liabilities	(13.4)	(36.6)
Real estate inventory sales (real estate developments held for sale)	34.1	2.9
Expenditures for real estate inventory (real estate developments held for sale)	(13.4)	(9.5)
Net cash provided by (used in) operations	26.8	(16.6)

Cash Flows from Investing Activities:
Capital expenditures for acquisitions	(194.7)	(10.1)
Capital expenditures for property, plant and equipment	(25.3)	(13.3)
Proceeds from disposal of property and other assets	155.3	16.6
Payments for purchases of investments in affiliates and other investments	(15.8)	(23.9)
Distributions of capital from investments in affiliates and other investments	20.3	2.0
Net cash provided by (used in) investing activities	(60.2)	(28.7)

Cash Flows from Financing Activities:
Proceeds from issuance of long-term debt	504.1	83.5
Payments of long-term debt and deferred financing costs	(391.1)	(35.1)
Borrowings (payments) on line-of-credit agreement, net	(14.9)	11.4
Distribution to noncontrolling interests	(0.2)	(0.2)
Cash dividends paid	(156.6)	(6.9)
Proceeds from issuance (repurchase) of capital stock and other, net	(1.4)	(4.0)
Net cash provided by (used in) financing activities	(60.1)	48.7

Cash, Cash Equivalents and Restricted Cash:
Net increase (decrease) in cash, cash equivalents, and restricted cash	(93.5)	3.4
Balance, beginning of period	103.2	12.3
Balance, end of period	$9.7	$15.7

Alexander & Baldwin, Inc.
Table 5 – Debt Summary
As of June 30, 2018

					Scheduled principal payments							Unamort Deferred Fin Cost/ (Discount) Premium
Debt	Stated Rate (%)	Weighted- average Interest Rate (%)	Maturity Date	Weighted- average Maturity (Years)	2018	2019	2020	2021	2022	Thereafter	Total Principal		Total
Secured:

GLP Asphalt Plant	( a )	2.88%	2021	0.2	$0.7	$0.1	$—	$—	$—	$—	$0.8	$(0.1)	$0.7
Kailua Town Center	( b )	5.95%	2021	3.1	0.2	0.3	0.4	9.8	—	—	10.7	(0.3)	10.4
Kailua Town Center #2	3.15%	3.15%	2021	3.0	0.1	0.1	0.1	4.5	—	—	4.8	—	4.8
Laulani Village	3.93%	3.93%	2024	5.8	—	—	0.7	1.1	1.1	59.1	62.0	(1.0)	61.0
Pearl Highlands	4.15%	4.15%	2024	6.0	0.9	1.9	1.9	2.0	2.1	77.3	86.1	1.0	87.1
Manoa Marketplace	( c )	3.14%	2029	9.7	—	0.5	1.6	1.7	1.7	54.5	60.0	(0.3)	59.7

Subtotal		3.88%		6.7	$1.9	$2.9	$4.7	$19.1	$4.9	$190.9	$224.4	$(0.7)	$223.7

Unsecured:

Term Loan 3	5.19%	5.19%	2019	0.6	$1.3	$2.3	$—	$—	$—	$—	$3.6	$—	$3.6
Series D Note	6.90%	6.90%	2020	0.8	—	16.3	16.3	—	—	—	32.6	—	32.6
Term Loan 4	( d )	3.88%	2021	3.4	—	—	—	9.4	—	—	9.4	—	9.4
Bank Syndicated Loan	( e)	3.68%	2023	4.7	—	—	—	—	—	50.0	50.0	—	50.0
Series A Note	5.53%	5.53%	2024	4.6	—	—	—	7.1	7.1	14.3	28.5	—	28.5
Series J Note	4.66%	4.66%	2025	6.8	—	—	—	—	—	10.0	10.0	—	10.0
Series B Note	5.55%	5.55%	2026	5.4	—	—	—	1.0	9.0	36.0	46.0	—	46.0
Series C Note	5.56%	5.56%	2026	4.6	1.0	1.0	1.0	9.0	2.0	11.0	25.0	—	25.0
Series F Note	4.35%	4.35%	2026	5.4	—	—	2.4	4.5	—	15.1	22.0	—	22.0
Series H Note	4.04%	4.04%	2026	8.4	—	—	—	—	—	50.0	50.0	(0.1)	49.9
Series K Note	4.81%	4.81%	2027	8.8	—	—	—	—	—	34.5	34.5	—	34.5
Series G Note	3.88%	3.88%	2027	4.5	7.5	7.5	5.4	1.5	6.0	22.1	50.0	(0.6)	49.4
Series L Note	4.89%	4.89%	2028	9.8	—	—	—	—	—	18.0	18.0	—	18.0
Series I Note	4.16%	4.16%	2028	10.5	—	—	—	—	—	25.0	25.0	(0.1)	24.9
Term Loan 5	4.30%	4.30%	2029	11.5	—	—	—	—	—	25.0	25.0	—	25.0

Subtotal		4.70%		5.2	$9.8	$27.1	$25.1	$32.5	$24.1	$311.0	$429.6	$(0.8)	$428.8

Revolving Credit Facilities:

Revolving credit facility	( f )	3.76%	2022	4.5	$—	$—	$—	$—	$138.3	$—	$138.3	$—	$138.3

Total		4.30%		5.5	$11.7	$30.0	$29.8	$51.6	$167.3	$501.9	$792.3	$(1.5)	$790.8

(a) Loan has a stated interest rate of LIBOR plus 1.00%.
(b) Loan has a stated interest rate of LIBOR plus 1.50%, but is swapped through maturity to a 5.95% fixed rate.
(c) Loan has a stated interest rate of LIBOR plus 1.35%, but is swapped through maturity to a 3.14% fixed rate.
(d) Loan has a stated interest rate of LIBOR plus 2.00%, and is secured by a letter of credit.
(e) Loan has a stated interest rate of LIBOR plus 1.80%, based on pricing grid.
(f) Loan has a stated interest rate of LIBOR plus 1.85%, based on pricing grid.

Alexander & Baldwin, Inc.
Table 6 – Capitalization & Financial Ratios
As of June 30, 2018

 ($ in millions, except number of shares and stock price; unaudited)

Debt
Secured debt			$223.7
Unsecured term debt			428.8
Unsecured revolving credit facility			138.3
Total debt			790.8
Add: Net unamortized deferred financing cost / discount premium			1.5
Less: cash, cash equivalents and restricted cash			(9.7)
Net debt			$782.6

Equity	Shares	Stock Price	Market Value
Common stock (NYSE:ALEX)	72,022,647	$23.50	$1,692.5
Total equity			$1,692.5

Total Capitalization			$2,483.3
Debt to total capitalization			31.8%

Liquidity
Cash on hand			$9.5
Available under unsecured, committed line of credit			299.9
Total liquidity			$309.4

Financial Ratios
Net debt to TTM EBITDA			6.7 x
Fixed-charge coverage ratio			3.4 x
Fixed-rate debt to total debt			74.9%
Unencumbered CRE assets as a percent of total CRE assets (gross book value)			70.4%

Alexander & Baldwin, Inc.
Table 7 – Consolidated Metrics

($ in millions, unaudited)

Consolidated EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,		TTM June 30,
	2018	2017	2018	2017	2018
Net Income (Loss)	$3.0	$4.8	$50.4	$11.8	$269.1
Adjustments:
Depreciation and amortization	11.1	10.5	21.3	21.0	41.7
Interest expense	8.9	6.2	17.3	12.4	30.5
Income tax expense (benefit)	(0.1)	3.9	(2.8)	4.6	(224.3)
EBITDA	$22.9	$25.4	$86.2	$49.8	$117.0

Other discrete items impacting the respective periods:
Income attributable to noncontrolling interests	(0.5)	(0.5)	(0.6)	(1.2)	(1.6)
(Income) loss from discontinued operations before interest, income taxes and depreciation and amortization	(0.1)	(1.2)	—	(5.1)	1.4
REIT evaluation/conversion costs	—	2.2	—	7.0	8.2
Reduction in solar investments, net	0.2	0.2	0.3	2.2	0.7
Impairment of real estate assets	—	—	—	—	22.4
Gain on sales of improved properties and ground leases	(0.2)	—	(49.8)	(3.0)	(56.1)

Consolidated SG&A

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Commercial Real Estate	1.6	1.9	3.3	3.0
Land Operations	1.2	2.4	3.0	6.0
Materials & Construction	5.1	4.7	10.2	9.2
Corporate and Other	7.2	5.8	13.6	11.3
Selling, general and administrative	$15.1	$14.8	$30.1	$29.5

Commercial Real Estate

Alexander & Baldwin, Inc.
Table 8 – Statement of Operating Profit, Cash NOI and Same-Store Cash NOI

($ in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Operating Revenues:
Base rents	$22.1	$23.4	$44.5	$46.1
Recoveries from tenants	9.1	8.2	17.8	16.5
Other revenues	2.6	2.2	6.7	4.9
Total Commercial Real Estate revenues	33.8	33.8	69.0	67.5
Operating Costs and Expenses:
Property operations	9.2	9.5	18.4	18.7
Property taxes	3.0	2.9	6.1	5.9
Depreciation and amortization	7.0	6.5	13.3	13.1
Total Cost of Commercial Real Estate	19.2	18.9	37.8	37.7
Selling, general and administrative	(1.6)	(1.9)	(3.3)	(3.0)
Intersegment operating revenues (a)	0.7	0.6	1.3	1.2
Interest and other income (expense), net	(0.1)	(0.2)	(0.1)	(0.3)
Operating Profit (Loss)	13.6	13.4	29.1	27.7
Plus: Depreciation and amortization	7.0	6.5	13.3	13.1
Less: Straight-line lease adjustments	(0.6)	(0.5)	(0.7)	(1.0)
Less: Favorable/(unfavorable) lease amortization	(0.5)	(0.7)	(1.0)	(1.5)
Less: Termination income	—	—	(1.1)	—
Plus: Other (income)/expense, net	0.1	0.2	0.1	0.3
Plus: Selling, general, administrative and other expenses	1.6	2.3	3.3	4.0
Cash NOI	21.2	21.2	43.0	42.6
Acquisitions / dispositions and other adjustments	(2.7)	(3.3)	(5.7)	(6.4)
Same-Store Cash NOI	$18.5	$17.9	$37.3	$36.2

Maintenance Capital Expenditures:
Building improvements	$2.0	$1.3	$3.4	$2.3
Tenant improvements	1.6	0.9	4.8	1.5
Leasing commissions	0.5	2.6	1.7	3.6
Total maintenance capital expenditures	$4.1	$4.8	$9.9	$7.4

(a) Represents intersegment revenues, primarily base rents and expense recoveries from leases to tenants that operate as part of our Materials & Construction segment. These operating revenues, and the related rental expense incurred by these tenants, are eliminated in the consolidated results of operations.

Alexander & Baldwin, Inc.
Table 9 – Occupancy

(Unaudited)

Occupancy*

	As of	As of	Percentage Point Change
	June 30, 2018	June 30, 2017
Retail	92.6%	93.9%	(1.3)
Industrial	91.1%	94.4%	(3.3)
Office	91.2%	89.7%	1.5
Total	92.1%	93.8%	(1.7)

Same-Store Occupancy
	As of	As of	Percentage Point Change
	June 30, 2018	June 30, 2017
Retail	92.1%	93.9%	(1.8)
Industrial	90.5%	94.4%	(3.9)
Office	91.2%	90.4%	0.8
Total	91.6%	93.9%	(2.3)

* During the six months ended June 30, 2018, the Company disposed of its mainland commercial properties and, therefore, removed the occupancy statistics from mainland commercial properties owned as of June 30, 2017 from the occupancy table.

Alexander & Baldwin, Inc.
Table 10 – Cash NOI and Same-Store Cash NOI by Type

($ in thousands, unaudited)

Total Portfolio Cash NOI
	Three Months Ended June 30, 2018			Three Months Ended June 30, 2017			Quarter Change
	Hawai`i	Mainland	Total	Hawai`i	Mainland	Total	Hawai`i	Mainland	Total
Retail	$14,074	$11	$14,085	$11,493	$654	$12,147	22.5%	(98.3)%	16.0%
Industrial	3,232	(3)	3,229	2,863	1,174	4,037	12.9%	(100.3)%	(20.0)%
Office	1,024	44	1,068	1,025	1,004	2,029	(0.1)%	(95.6)%	(47.4)%
Ground	2,766	—	2,766	2,976	—	2,976	(7.1)%	N/A	(7.1)%
Total	$21,096	$52	$21,148	$18,357	$2,832	$21,189	14.9%	(98.2)%	(0.2)%

	Six Months Ended June 30, 2018			Six Months Ended June 30, 2017			YTD Change
	Hawai`i	Mainland	Total	Hawai`i	Mainland	Total	Hawai`i	Mainland	Total
Retail	$27,046	$536	$27,582	$23,393	$1,104	$24,497	15.6%	(51.4)%	12.6%
Industrial	6,373	481	6,854	5,663	2,304	7,967	12.5%	(79.1)%	(14.0)%
Office	2,145	477	2,622	2,140	2,141	4,281	0.2%	(77.7)%	(38.8)%
Ground	5,892	—	5,892	5,837	—	5,837	0.9%	N/A	0.9%
Total	$41,456	$1,494	$42,950	$37,033	$5,549	$42,582	11.9%	(73.1)%	0.9%

Same-Store Cash NOI

	Three Months Ended June 30, 2018	Three Months Ended June 30, 2017	Change
Retail	$11,707	$11,493	1.9%
Industrial	3,009	2,811	7.0%
Office	1,020	871	17.1%
Ground	2,770	2,774	(0.1)%
Total	$18,506	$17,949	3.1%

	Six Months Ended June 30, 2018	Six Months Ended June 30, 2017	Change
Retail	$23,659	$23,393	1.1%
Industrial	5,952	5,611	6.1%
Office	2,013	1,796	12.1%
Ground	5,677	5,432	4.5%
Total	$37,301	$36,232	3.0%

Alexander & Baldwin, Inc.
Table 11 – Property Report

($ in thousands, except per square foot amounts; unaudited)

	Property		Island	Year Built/ Renovated	Current GLA (SF)	Occupancy	ABR	ABR PSF	Q2 2018 Cash NOI	Q2 2018 % Cash NOI to Total Portfolio Cash NOI	Retail Anchor Tenants
	Retail:
1	Pearl Highlands Center	*	Oahu	1992-1994	411,300	92.1%	$9,166	$25.34	$2,254	12.3%	Sam's Club, Regal Cinemas, 24 Hour Fitness
2	Kailua Retail	*	Oahu	1947-2014	319,000	95.9%	9,751	33.61	2,608	14.2%	Whole Foods Market, Foodland, CVS/Longs Drugs
3	Laulani Village		Oahu	2012	175,600	93.7%	6,019	36.59	1,265	6.9%	Safeway, Ross, Walgreens, Petco
4	Waianae Mall	*	Oahu	1975	170,300	86.0%	3,009	20.56	704	3.8%	CVS/Longs Drugs, City Mill
5	Manoa Marketplace	*	Oahu	1977	140,200	89.2%	4,115	33.37	1,109	6.1%	Safeway, CVS/Longs Drugs
6	Kaneohe Bay Shopping Center (Leasehold)	*	Oahu	1971	125,400	100.0%	3,015	24.04	636	3.5%	Safeway, CVS/Longs Drugs
7	Hokulei Village		Kauai	2015	119,200	98.4%	4,116	35.32	889	4.9%	Safeway, Petco
8	Waipio Shopping Center	*	Oahu	1986, 2004	113,800	93.8%	3,070	28.76	812	4.4%	Foodland
9	Aikahi Park Shopping Center	*	Oahu	1971	98,000	79.2%	1,452	18.70	513	2.8%	Safeway
10	The Shops at Kukui`ula	*	Kauai	2009	89,100	96.4%	4,221	51.29	1,037	5.7%	CVS/Longs Drugs, Eating House, Living Foods Market
11	Lanihau Marketplace	*	Hawai`i Island	1987	88,300	99.8%	1,855	21.04	506	2.8%	Sak' N Save, CVS/Longs Drugs
12	Kunia Shopping Center	*	Oahu	2004	60,600	89.9%	2,080	38.90	485	2.6%
13	Kahului Shopping Center	*	Maui	1951	45,300	100.0%	425	13.63	87	0.5%
14	Napili Plaza	*	Maui	1991	45,600	85.0%	1,171	30.85	282	1.5%	Napili Market
15	Lahaina Square	*	Maui	1973	44,800	75.2%	641	19.75	97	0.5%	Ace Hardware
16	Gateway at Mililani Mauka	*	Oahu	2008, 2013	34,900	97.7%	1,751	53.43	428	2.3%	CVS/Longs Drugs (shadow-anchored)
17	Port Allen Marina Center	*	Kauai	2002	23,600	92.0%	561	25.89	149	0.8%
18	Pu`unene Shopping Center	**	Maui	2017	120,400	N/A	—	—	213	1.2%	Planet Fitness, Petco, Ulta Salon, Target (shadow-anchored)
	Subtotal – Retail				2,225,400	92.6%	$56,418	$29.81	$14,074	76.8%

	Industrial:
19	Komohana Industrial Park	*	Oahu	1990	238,300	81.2%	$2,259	$12.31	$1,015	5.5%
20	Kaka`ako Commerce Center	*	Oahu	1969	192,400	88.2%	2,513	14.90	571	3.1%
21	Waipio Industrial	*	Oahu	1988-1989	158,400	99.4%	2,499	15.87	632	3.5%
22	P&L Warehouse	*	Maui	1970	104,100	94.8%	1,341	13.59	337	1.8%
23	Honokohau Industrial		Hawai`i Island	2004-2006, 2008	80,400	97.8%	1,051	13.37	223	1.2%
24	Kailua Industrial/Other	*	Oahu	1951-1974	68,800	96.3%	886	14.48	178	1.0%
25	Port Allen	*	Kauai	1983, 1993	63,800	100.0%	665	10.90	190	1.0%
26	Harbor Industrial	*	Maui	1930	53,400	87.2%	105	11.16	86	0.5%
	Subtotal – Industrial				959,600	91.1%	$11,319	$13.83	$3,232	17.6%

	Property		Island	Year Built/ Renovated	Current GLA (SF)	Occupancy	ABR	ABR PSF	Q2 2018 Cash NOI	Q2 2018 % Cash NOI to Total Portfolio Cash NOI	Retail Anchor Tenants

	Office:
27	Kahului Office Building	*	Maui	1974	59,400	90.2%	$1,524	$29.37	$353	1.9%
28	Gateway at Mililani Mauka South	*	Oahu	1992, 2006	37,100	100.0%	1,616	43.51	414	2.3%
29	Kahului Office Center	*	Maui	1991	33,400	79.5%	697	26.20	181	1.0%
30	Lono Center	*	Maui	1973	13,700	100.0%	341	24.96	72	0.4%
	Stangenwald and Judd Buildings (disposed March 2018)								4	—%
	Subtotal – Office				143,600	91.2%	$4,178	$32.31	$1,024	5.6%
	Total – Hawai`i Portfolio				3,328,600	92.1%	$71,915	$25.32	$18,330	100.0%

* Included in Same-Store portfolio.
** Development completed but not yet stabilized. Upon initial stabilization the property will be included in Occupancy.

Alexander & Baldwin, Inc.
Table 12 – Ground Lease Report

($ in thousands, unaudited)

Ground Leases (a)		Location (City, Island)	Acres	Property Type	Exp. Year	Current ABR	Q2 2018 Cash NOI	Next Rent Step	Step Type	Next ABR ($ in $000)	Previous Rent Step	Previous Step Type	Previous ABR ($ in $000)
#1	*	Kaneohe, Oahu	15.4	Retail	2035	$2,800	$699	2023	FMV Reset	FMV	2017	Fixed Step	2,100
#2	*	Honolulu, Oahu	2.8	Retail	2040	1,344	335	2020	FMV Reset	FMV	2016	Fixed Step	1,296
#3	*	Kailua, Oahu	3.4	Retail	2062	753	188	2022	Fixed Step	963	2012	FMV Reset	160
#4	*	Pu`unene, Maui	52.0	Heavy Industrial	2034	751	207	2019	FMV Reset	FMV	2014	Fixed Step	626
#5	*	Kaneohe, Oahu	3.7	Retail	2020	694	173	Option	FMV Reset	FMV	2011	FMV Reset	410
#6	*	Kailua, Oahu	1.6	Retail		565	141	MTM		593	2017	Fixed Step	538
#7	*	Kailua, Oahu	2.2	Retail	2062	485	121	2022	Fixed Step	621	2012	FMV Reset	Unknown
#8	*	Honolulu, Oahu	0.5	Retail	2028	340	86	2019	Fixed Step	348	2018	FMV Reset	252
#9	*	Honolulu, Oahu	0.5	Parking	2023	270	68	2018	Fixed Step	310	2013	FMV Reset	Unknown
#10	*	Kailua, Oahu	1.2	Retail	2022	237	55			FMV	2013	FMV Reset	120
#11	*	Kahului, Maui	0.8	Retail	2026	228	57	2018	Fixed Step	235	2017	Fixed Step	221
#12	*	Kahului, Maui	0.4	Retail	2020	207	52	2019	Fixed Step	214	2018	Fixed Step	201
#13	*	Kailua, Oahu	3.3	Office	2037	200	62	2022	FMV Reset	FMV	2012	Negotiated	100
#14	*	Kahului, Maui	0.8	Industrial	2020	192	47	2019	Fixed Step	200	2017	Fixed Step	176
#15	*	Kailua, Oahu	0.9	Retail	2033	181	45	2019	FMV Reset	FMV	2014	Fixed Step	167
#16	*	Kahului, Maui	0.5	Retail	2029	163	67	2018	Fixed Step	168	2017	Fixed Step	159
#17	*	Kahului, Maui	0.4	Retail	2027	158	51	2022	Fixed Step	181	2017	Negotiated	128
#18	*	Kailua, Oahu	0.4	Retail	2022	144	36	2019	Fixed Step	151	2018	Negotiated	130
#19	*	Kailua, Oahu	0.4	Retail	2026	126	31			—	2017	Negotiated	63
#20	*	Kailua, Oahu	0.3	Retail	2026	110	27			—	2017	Negotiated	77
Remainder	*	Various	17.3	Various	Various	1,270	218	Various	Various
Total - Ground Leases			108.8			$11,218	$2,766
(a) Excludes intersegment ground leases, primarily from our Materials & Construction segment, which are eliminated in our consolidated results of operations.
* Included in Same-Store portfolio.

Alexander & Baldwin, Inc.
Table 13 – Portfolio Summary

($ in thousands, except per square foot amounts; unaudited)

Portfolio Summary	Current GLA (SF)	Occupancy	Q2 2018 Cash NOI	Q2 2018 % Cash NOI to Total Portfolio Cash NOI

Portfolio	3,328,600	92.1%	$18,330	86.6%
Ground Leases			2,766	13.1%
Mainland Portfolio			52	0.3%
Total Portfolio	3,328,600	92.1%	$21,148	100.0%

Changes in Same-Store portfolio year to date through June 30, 2018:

Dispositions		Additions
Date	Property	Date	Property
3/18	Stangenwald Building	1/16	Manoa Marketplace
3/18	Judd Building	2/16	Gateway at Mililani Mauka South
3/18	Kaiser Permanente Ground Lease
3/18	Royal MacArthur Center
3/18	Little Cottonwood Center
3/18	Sparks Business Center
3/18	Preston Park
2/18	Deer Valley Financial Center
1/18	Concorde Commerce Center

Alexander & Baldwin, Inc.
Table 14 – Top 10 Tenants Ranked by ABR

($ in thousands, unaudited)

Tenant (a)	ABR	% of Total Portfolio ABR	GLA (SF)	% of Total Portfolio GLA
Albertsons Companies (including Safeway)	$4,470	6.2%	226,208	7.1%
Sam's Club	3,308	4.6%	180,908	5.6%
CVS Corporation (including Longs Drugs)	2,697	3.8%	150,411	4.7%
Foodland Supermarket & related companies	1,875	2.6%	112,929	3.5%
Ross Dress for Less	1,795	2.5%	65,484	2.0%
24 Hour Fitness USA	1,375	1.9%	45,870	1.4%
Petco Animal Supplies Stores	1,316	1.8%	34,572	1.1%
Whole Foods Market	1,210	1.7%	31,647	1.0%
Office Depot	1,138	1.6%	75,824	2.4%
Regal Cinemas	942	1.3%	47,699	1.5%
Total	$20,126	28.0%	971,552	30.3%

(a) Excludes intersegment ground leases, primarily from our Materials & Construction segment, which are eliminated in our consolidated results of operations.

Alexander & Baldwin, Inc.
Table 15 – Lease Expiration Schedule
As of June 30, 2018

($ in thousands, unaudited)

Total Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Portfolio Leased GLA	ABR Expiring	% of Total Portfolio Expiring ABR
2018	59	115,761	3.9%	$2,845	3.6%
2019	140	430,401	14.6%	10,233	12.9%
2020	144	439,547	14.9%	10,863	13.7%
2021	115	479,966	16.2%	11,014	13.8%
2022	101	282,684	9.6%	9,678	12.2%
2023	73	202,193	6.8%	6,497	8.2%
2024	15	188,258	6.4%	5,339	6.7%
2025	22	67,259	2.3%	2,961	3.7%
2026	12	40,023	1.4%	1,829	2.3%
2027	11	105,447	3.6%	2,901	3.6%
Thereafter	29	389,068	13.1%	12,184	15.3%
Month-to-month	84	213,635	7.2%	3,219	4.0%
Total	805	2,954,242	100.0%	$79,563	100.0%

Retail Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Retail Leased GLA	ABR Expiring	% of Total Retail Expiring ABR
2018	29	37,813	1.9%	$1,552	2.5%
2019	77	259,883	13.3%	7,217	11.6%
2020	94	237,955	12.2%	7,534	12.1%
2021	75	277,670	14.2%	7,852	12.6%
2022	77	172,734	8.9%	7,620	12.2%
2023	60	173,391	8.9%	5,963	9.6%
2024	14	186,555	9.6%	5,278	8.5%
2025	21	65,578	3.4%	2,961	4.7%
2026	10	19,189	1.0%	886	1.4%
2027	9	27,855	1.4%	1,360	2.2%
Thereafter	28	388,637	19.9%	12,165	19.4%
Month-to-month	53	102,708	5.3%	2,019	3.2%
Total	547	1,949,968	100.0%	$62,407	100.0%

Industrial Portfolio
Expiration Year	Number of Leases	Square Footage of Expiring Leases	% of Total Industrial Leased GLA	ABR Expiring	% of Total Industrial Expiring ABR
2018	24	69,542	8.0%	$1,030	8.1%
2019	48	130,123	14.9%	1,798	14.2%
2020	41	175,151	20.0%	2,426	19.1%
2021	29	185,369	21.2%	2,634	20.8%
2022	18	99,823	11.4%	1,684	13.3%
2023	10	20,644	2.4%	318	2.5%
2024	—	—	—%	—	—%
2025	—	—	—%	—	—%
2026	1	6,750	0.8%	130	1.0%
2027	1	75,824	8.7%	1,438	11.3%
Thereafter	1	431	—%	20	0.2%
Month-to-month	31	110,927	12.6%	1,200	9.5%
Total	204	874,584	100.0%	$12,678	100.0%

Alexander & Baldwin, Inc.
Table 16 – New & Renewal Lease Summary
As of June 30, 2018

(Unaudited)

						Comparable Leases Only (a)
Total - New and Renewal	Leases	GLA (SF)	New ABR PSF	TI PSF	Weighted- Average Lease Term (Years)	Leases	GLA (SF)	New ABR PSF	Old ABR PSF	Rent Spread (b)
2nd Quarter - 2018	66	132,219	$30.43	$2.33	3.8	50	108,923	$30.71	$28.13	9.2%
1st Quarter - 2018	61	305,920	$13.65	$0.27	4.1	48	267,365	$12.81	$11.63	10.2%
4th Quarter - 2017	65	141,418	$29.25	$18.83	5.2	42	82,760	$23.56	$22.04	6.9%
3rd Quarter - 2017	47	142,508	$21.44	$15.90	4.9	26	39,096	$26.65	$24.59	8.4%
Trailing four quarters	239	722,065	$21.32	$7.37	4.4	166	498,144	$19.60	$17.98	9.0%

Total - New Leases	Leases	GLA (SF)	New ABR PSF	TI PSF	Weighted- Average Lease Term (Years)	Leases	GLA (SF)	New ABR PSF	Old ABR PSF	Rent Spread (b)
2nd Quarter - 2018	30	54,312	$27.96	$5.10	3.5	15	32,084	$27.12	$26.47	2.5%
1st Quarter - 2018	19	50,755	$18.81	$0.82	3.5	7	14,645	$16.25	$13.86	17.3%
4th Quarter - 2017	30	72,616	$33.01	$36.23	6.7	10	17,799	$19.40	$17.36	11.8%
3rd Quarter - 2017	21	86,757	$19.86	$24.25	5.5	6	8,129	$25.37	$21.31	19.1%
Trailing four quarters	100	264,440	$24.94	$19.11	5.1	38	72,657	$22.84	$21.12	8.2%

Total - Renewal Leases	Leases	GLA (SF)	New ABR PSF	TI PSF	Weighted- Average Lease Term (Years)	Leases	GLA (SF)	New ABR PSF	Old ABR PSF	Rent Spread (b)
2nd Quarter - 2018	36	77,907	$32.14	$0.39	4.1	35	76,839	$32.22	$28.82	11.8%
1st Quarter - 2018	42	255,165	$12.63	$0.16	4.2	41	252,720	$12.62	$11.50	9.7%
4th Quarter - 2017	35	68,802	$25.28	$0.46	3.6	32	64,961	$24.69	$23.33	5.9%
3rd Quarter - 2017	26	55,751	$23.88	$2.90	3.6	20	30,967	$26.98	$25.45	6.0%
Trailing four quarters	139	457,625	$19.22	$0.58	4.0	128	425,487	$19.05	$17.45	9.1%

	Three Months Ended June 30, 2018					TTM Ended June 30, 2018
	Leases	GLA (SF)	ABR PSF	Rent Spread (b)		Leases	GLA (SF)	ABR PSF	Rent Spread (b)
Hawai`i					Hawai`i
Retail	40	62,656	$46.99	7.3%	Retail	121	235,165	$41.90	6.7%
Industrial	23	66,464	$14.94	16.0%	Industrial	80	214,651	$14.74	15.5%
Office	3	3,099	$27.64	3.0%	Office	22	29,527	$26.89	2.5%
					Mainland
					Retail	4	9,442	$32.01	7.8%
					Industrial	3	208,008	$4.33	13.4%
					Office	9	25,272	$14.94	12.9%

(a) Comparable lease detail excludes certain one-time strategic lease extensions for space repositioning and assignments without term changes.
(b) Rent Spread is calculated using comparable leases, a subset of the total population of leases for the period defined.

Alexander & Baldwin, Inc.
Table 17 – Portfolio Repositioning, Redevelopment & Development Summary
As of June 30, 2018

 ($ in millions, unaudited)

										Leasing Activity
Project	Phase	Target In-service	Target Stabilization	Book Value of Land & Related Costs Contributed to Project	Total Estimated Project Capital Costs, Inclusive of Land Basis	Project Capital Costs Incurred to Date	Estimated Incremental Stabilized Cash NOI	Estimated Stabilized Yield on Total Project Capital Costs	Projected GLA (SF)	% Leased	% Under Letter of Intent	Total
Repositioning & Redevelopment
Lau Hala Shops repositioning	Construction	2018	1Q19	N/A	21.0	16.4	2.2 - 2.7	10.0 - 12.9%	50,500	88	—	88
Development for Hold
Ho`okele Shopping Center (a)	Construction	Late 2019	2Q20	4.3	41.9	9.6	3.1 - 3.6	7.4 - 8.6%	94,000	64	24	88
Total				$4.3	$62.9	$26.0	$5.6 - 6.6	8.6 - 10.0%	144,500

(a) The center is being developed on a parcel adjacent to Maui Business Park. The carrying value of this parcel, including certain previously incurred infrastructure improvements and related costs, was $4.3 million at project inception. The stabilized yield on cost was determined utilizing this book value.

Alexander & Baldwin, Inc.
Table 18 – Transactional Activity (2013- 2018)

($ in millions, unaudited)

Dispositions
Property	Type	Location (Island/City, State)	Date (Month/Year)	Sales Price	GLA (SF)
Judd Building	Office	Oahu, HI	3/18	$6.0	20,200
Stangenwald Building	Office	Oahu, HI	3/18	7.2	27,100
Sparks Business Center	Industrial	Sparks, Nevada	3/18	38.3	396,100
Kaiser Permanente	Ground Lease	Maui, HI	3/18	21.5	N/A
Royal MacArthur Center	Retail	Dallas, TX	3/18	14.2	44,900
Little Cottonwood Shopping Center	Grocery Anchored	Sandy, UT	3/18	23.4	141,500
1800 and 1820 Preston Park	Office	Plano, TX	3/18	24.1	198,800
Deer Valley Financial Center	Office	Phoenix, AZ	2/18	15.0	126,600
Concorde Commerce Center	Office	Phoenix, AZ	1/18	9.5	138,700
Midstate 99 Distribution Center	Industrial	Visalia, CA	11/17	33.4	790,200
The Maui Clinic Building	Office	Maui, HI	1/17	3.4	16,600
Ninigret Office Park	Office	Salt Lake City, UT	6/16	30.4	185,500
Gateway Oaks	Office	Sacramento, CA	6/16	8.0	59,700
Prospect Park	Office	Sacramento, CA	6/16	22.3	163,300
Union Bank	Office	Everett, WA	12/15	10.0	84,000
San Pedro Plaza	Office	San Antonio, TX	5/15	16.7	171,900
Wilshire Shopping Center	Retail	Greeley, CO	3/15	4.3	46,500
Maui Mall	Retail	Maui, HI	1/14	64.1	185,700
Activity Distribution Center	Industrial	San Diego, CA	12/13	32.5	252,300
Heritage Business Park	Industrial	Dallas, TX	12/13	93.4	1,316,400
Savannah Logistics Park	Industrial	Savannah, GA	12/13	39.2	1,035,700
Broadlands Marketplace	Retail	Broomfield, CO	12/13	11.0	103,900
Meadows on the Parkway	Retail/Office	Boulder, CO	12/13	33.0	216,400
Rancho Temecula Town Center	Retail	Temecula, CA	12/13	57.0	165,500
Republic Distribution Center	Industrial	Houston, TX	10/13	19.4	312,500
Centennial Plaza	Industrial	Salt Lake City, UT	9/13	15.0	244,000
Issaquah Office Center	Office	Issaquah, WA	9/13	22.3	146,900
Northpoint Industrial	Industrial	Fullerton, CA	1/13	14.9	119,400
Total				$689.5	6,710,300

Acquisitions
Property	Type	Location (Island/City, State)	Date (Month/Year)	Purchase Price	GLA (SF)
Laulani Village	Retail	Oahu, HI	2/18	$124.4	175,600
Hokulei Village	Retail	Kauai, HI	2/18	68.7	119,200
Pu`unene Shopping Center	Retail	Maui, HI	2/18	63.6	120,400
Honokohau Industrial	Industrial	Hawai`i Island, HI	6/17	10.1	73,200
2927 East Manoa Road	Ground Lease	Oahu, HI	12/16	2.8	N/A
Manoa Marketplace	Retail	Oahu, HI	1/16	82.4	139,300
Aikahi Park Shopping Center (Leasehold)	Retail	Oahu, HI	5/15	1.6	98,000
Kaka`ako Commerce Center	Industrial	Oahu, HI	12/14	39.1	204,400
Kailua Portfolio	Retail/Industrial/ Ground Lease	Oahu, HI	12/13	372.6	386,200
The Shops at Kukui`ula	Retail	Kauai, HI	9/13	—	78,900
Pearl Highlands Center	Retail	Oahu, HI	9/13	141.5	415,400
Napili Plaza	Retail	Maui, HI	5/13	19.2	45,100
Waianae Mall	Retail	Oahu, HI	1/13	29.8	170,300
Total				$955.8	2,026,000

Alexander & Baldwin, Inc.
Table 19 – Commercial Real Estate EBITDA

($ in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		TTM June 30,
	2018	2017	2018	2017	2018
Commercial Real Estate Operating Profit (Loss)	$13.6	$13.4	$29.1	$27.7	$35.8
Depreciation and amortization	7.0	6.5	13.3	13.1	26.2
EBITDA	$20.6	$19.9	$42.4	$40.8	$62.0

Land Operations

Alexander & Baldwin, Inc.
Table 20 – Statement of Operating Profit & EBITDA

($ in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Development sales revenue	$10.8	$0.7	$33.8	$3.1
Unimproved/other property sales revenue	2.1	4.4	2.4	6.0
Other operating revenues[1]	6.4	7.0	12.4	14.0
Total Land Operations operating revenue	$19.3	$12.1	$48.6	$23.1
Land operations costs and operating expenses	(20.9)	(11.5)	(52.5)	(23.3)
Earnings (loss) from joint ventures	4.1	0.6	1.5	0.7
Reductions in solar investments, net	(0.2)	(0.2)	(0.3)	(2.2)
Interest and other income (expense), net	(0.7)	0.7	(1.1)	1.0
Total Land Operations operating income (loss)	$1.6	$1.7	$(3.8)	$(0.7)

1 Other operating revenues includes revenue related to trucking, renewable energy and diversified agriculture. In December 2016, the Company completed its final sugar harvest and ceased its sugar operations. The results of sugar operations have been presented within discontinued operations for all periods presented.

	Three Months Ended June 30,		Six Months Ended June 30,		TTM June 30,
	2018	2017	2018	2017	2018
Land Operations Operating Profit (Loss)	$1.6	$1.7	$(3.8)	$(0.7)	$11.1
Depreciation and amortization	0.5	0.5	1.0	0.9	1.7
EBITDA	$2.1	$2.2	$(2.8)	$0.2	$12.8

Alexander & Baldwin, Inc.
Table 21 – Key Active Development-for-sale Projects
As of June 30, 2018

($ in millions except per square foot amounts, unaudited)

														Construction Timing		Sales Closing Timing
Project	Location	Product Type	Est. Economic Interest	Planned Units or Saleable Acres	Avg Size of Remaining Units (SF) or Lots (Acres)	Units/ Acres Closed	Unit/ Acres Remaining	Target Sales Price Range (PSF) of Remaining	Est. Total Project Cost	A&B Projected Capital Commitment (JVs Only)	Total Project Costs Incurred to Date	A&B Gross Investment (Life to Date)	A&B Net Book Value	Start / Est. Start	Est. Substantial Completion	Start / Est. Start	Est. End
			(a)						(b)	(c)			(d)
Kahala Avenue Portfolio	Honolulu, Oahu	Residential	100%	17 acres	0.5 acres	14.0 acres	3.0 acres	$150-$385	$135	N/A	$134	$134	$19	N/A	N/A	2013	2018
The Collection	Honolulu, Oahu	Primary residential	90% +/-5%	465 units	1,881 SF	462 units	3 units	$775-$850	$285	$54	$285	$54	$9	2014	2016	2016	2018
Keala o Wailea (MF-11)	Wailea, Maui	Resort residential	65% +/-5%	70 units	1,380 SF	39 unit	31 units	$857 (e)	$67	$9	$62	$9	$7	2015	2018	2017	2018
Kamalani (Increment 1)	Kihei, Maui	Primary residential	100%	170 units	975 SF	81 units	89 units	$430	$64	N/A	$44	$44	$17	2016	2019	2017	2019
Ka Milo at Mauna Lani	Kona, Hawai`i Island	Resort residential	50%	137 units	2,156 SF	105 units	32 units	$530-$800	$131	$17	$114	$17	$1	2005	2019	2007	2021
Maui Business Park (Phase II)	Kahului, Maui	Light industrial lots	100%	125 acres	2.0 acres	34 acres	91 acres	$38-$60	$77	N/A	$59	$59	$38	2011	2021	2012	2030+
Kukui`ula (f)	Poipu, Kauai	Resort residential	(f)	(f)	(f)	(f)	(f)	(f)	(f)	(f)	$605	$322	$310	2006	(f)	2006	(f)

(a) Estimated economic interest represents the Company's estimated share of distributions after return of capital contributions based on current forecasts of sales activity. Actual results could differ materially from projected results due to the timing of expected sales, increases or decreases in estimated sales prices or costs and other factors. As a result, estimated economic interests are subject to change. Further, as it relates to certain of our joint venture projects, information disclosed herein is obtained from our joint venture partners, who maintain the books and records of the related ventures.

(b) Includes land cost at book value, including capitalized interest, but excluding sales commissions and closing costs.
(c) Includes land cost at contribution value and total expected A&B capital to be contributed. The estimate includes due diligence costs and capitalized interest, but excludes capital projected to be contributed by equity partners, third-party debt, and amounts expected to be funded from project cash flows and/or buyer deposits.

(d) The book value of active development projects includes land stated at its acquisition value. In the case of development projects on A&B's historical landholdings, such as Kamalani and Maui Business Park, the value of land would be approximately $150 per acre.

(e) The entirety of remaining units are under bound commitments by buyers and the sale price per square foot shown reflect that average actual sales price under contract.
(f) The Company and its partner are in the process of evaluating a range of alternatives including, but not limited to, seeking third party capital to accelerate the absorption of the project.  A revised execution plan will be considered depending upon the result of the process, and so key milestones will be revisited in the future to reflect the revised project plans. There can be no assurances that any of the options evaluated will be pursued or completed.

Alexander & Baldwin, Inc.
Table 22 – Landholdings as of the Most Recent Fiscal Year End

(Unaudited)

Type	Segment	Maui	Kauai	Oahu	Molokai	Hawai`i Island	Total Hawai`i Acres	Mainland	Total Acres
Land under commercial properties/ urban ground leases (a)	CRE	96	19	184	—	15	314	81	395
Land in active development
Development for sale (b)	Land Operations	106	—	4	—	—	110	—	110
Development for hold (c)	CRE	9	—	—	—	—	9	—	9
Other	Land Operations	81	—	—	—	—	81	—	81
Subtotal - Land in active development		196	—	4	—	—	200	—	200
Land used in other operations	Land Operations	22	20	—	—	—	42	—	42
Urban land, not in active development/use
Developable, with full or partial infrastructure	Land Operations	149	7	—	—	—	156	—	156
Developable, with limited or no infrastructure	Land Operations	186	28	—	—	—	214	—	214
Other	Land Operations	13	7	—	—	—	20	—	20
Subtotal - Urban land, not in active development		348	42	—	—	—	390	—	390
Agriculture-related
Agriculture	Land Operations	47,769	6,358	75	—	—	54,202	—	54,202
In urban entitlement process	Land Operations	357	260	—	—	—	617	—	617
Conservation & preservation	Land Operations	15,845	13,309	509	—	—	29,663	—	29,663
Subtotal - Agriculture-related		63,971	19,927	584	—	—	84,482	—	84,482
Materials & Construction	M&C	1	—	541	264	—	806	—	806
Total Landholdings		64,634	20,008	1,313	264	15	86,234	81	86,315

(a) Includes properties from Table 11 - Improved Property Report and Table 12 - Ground Lease Report and Table 17 - Commercial Real Estate Portfolio Repositioning, Redevelopment & Development Summary.
(b) Includes wholly-owned development-for-sale projects from Table 21 - Key Active Development-for-sale Projects (Kahala Avenue Portfolio, Kamalani (Increment I), The Ridge at Wailea (MF-19), and Maui Business Park (Phase II).

(c) Includes development-for-hold projects from Table 17 (Ho`okele Shopping Center).

Revised Classifications of Agricultural Lands

Higher use potential agricultural land encompasses a broad range of lands whose use, in the foreseeable future, could include uses other than large scale agricultural production or ranching. This category includes lands in the urbanization process, lands whose characteristics (location, views, etc.) make them candidates for other uses, lands which are suitable for smaller farms and ranches, and lands which may currently be employed in other uses. The overwhelming majority of these lands remain in active agricultural or agriculture-related, permitted uses. Most of A&B's historical agricultural land sales are from lands in this classification.

Core agricultural land encompasses lands that will likely be utilized for large scale crop production, pasture or related uses for the foreseeable future, and includes the majority of lands designated by the Company as Important Agricultural Lands, which is a state designation of lands that are capable of producing sustained high agricultural yields.

Supporting agricultural and conservation land encompasses the Company’s nearly 30,000 acres of conservation lands, as well as agricultural lands with functional, but non-productive, agricultural uses, such as infrastructure (e.g., ditches, reservoirs) and roads, and agriculturally-zoned lands whose topography makes active agricultural operations impractical (e.g., gulches, wastelands, drainage areas).

The above classification of lands is subject to change, based on the ongoing re-evaluation of future use potential that will occur over time.

The following classifications are based on management's assessment of potential use (not actual use):
Type		Maui	Kauai	Oahu	Molokai	Hawai`i Island	Total Hawai`i Acres	Mainland	Total Acres
Higher use potential		13,611	2,257	75	—	—	15,943	—	15,943
Core agricultural		31,588	4,145	—	—	—	35,733	—	35,733
Supporting and conservation		18,772	13,525	509	—	—	32,806	—	32,806
Total agricultural lands		63,971	19,927	584	—	—	84,482	—	84,482

Alexander & Baldwin, Inc.
Table 22 – Landholdings as of the Most Recent Fiscal Year End (continued)

(Unaudited)

Recent A&B Agricultural-zoned Land Sales Data - Maui & Kauai 2012 - 2017
The Company's historic sales of agricultural-zoned lands have consisted of land in the "Higher use potential" category only. Therefore, the land sales data presented below does not provide relevant benchmarking data with regards to the Company's "Core agricultural" and "Supporting and conservation" landholdings.

	Total Acres Sold	Weighted- Average Price per Acre	High	Low
0-5 acres	9	$114,750	$151,600	$84,400
5-20 acres	67	$75,900	$120,525	$35,600
20-100 acres	468	$28,650	$55,700	$13,750
100+ acres	2,283	$26,250	$35,450	$14,600
Total/weighted-average	2,827	$28,150	$151,600	$13,750

Recent A&B Urban-zoned Land Sales Data - Maui & Kauai 2012 - 2017
The majority of the Company's historic sales of urban lands have been those in the "Developable, with full or partial infrastructure" category.
	Total Acres Sold	Weighted- Average Price per Acre	High	Low
0-3 acres	12	$2,190,000	$4,346,200	$1,650,000
3-25 acres	57	$1,674,500	$2,050,000	$1,185,000
Total/weighted-average	69	$1,765,000	$4,346,200	$1,185,000

Materials & Construction

Alexander & Baldwin, Inc.
Table 23 – Statement of Operating Profit, EBITDA and Adjusted EBITDA

($ in millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,		TTM June 30,
	2018	2017	2018	2017	2018
Operating Profit (Loss) (a)	$3.6	$6.7	$3.8	$12.3	$13.5
Depreciation and amortization	3.1	3.1	6.1	6.1	12.2
EBITDA	6.7	9.8	9.9	18.4	25.7
Income attributable to noncontrolling interest	(0.5)	(0.5)	(0.6)	(1.2)	(1.6)
Adjusted EBITDA	$6.2	$9.3	$9.3	$17.2	$24.1

	Three Months Ended June 30,		Six Months Ended June 30,		TTM June 30,
	2018	2017	2018	2017	2018
EBITDA margin	10.5%	17.8%	8.6%	17.1%	11.4%
Aggregate tons delivered (tons in thousands)	183.5	181.3	350.8	346.6	695.8
Asphalt tons delivered (tons in thousands)	151.6	142.4	260.3	277.1	537.0
Oahu crew days lost to weather	57.0	65.0	166.5	116.0	291.0
Total Oahu available crew days	438.0	444.0	857.0	894.0	1,722.0
% days lost to weather	13.0%	14.6%	19.4%	13.0%	16.9%
Backlog (as of period end, in millions)	$174.4	$214.6

Materials: The Company owns centrally located quarries and an asphalt import terminal, which provide products that include hot mix asphalt, ready-mix concrete, construction aggregate, and asphalt.

Specialty Construction: The Company is vertically integrated and is a contractor that engages in road maintenance and construction, manufactures and sells prestressed and precast concrete products, roadway signage and guardrails, and provides traffic control services and related equipment.

The Company operates under brand names that include Grace Pacific, GP Roadway Solutions (including GP Maintenance Solutions), GPRM Prestress, and GLP Asphalt (Asphalt Hawai`i).

(a) The Company's GPRM Prestress operating unit is a 51% owned consolidated joint venture and GLP Asphalt is a 70% owned consolidated joint venture.
(b) Represents composition percentage for the trailing twelve month period.

Other Supplemental Information

Alexander & Baldwin, Inc.
Table 24 – Commercial Real Estate Historical Cash NOI Trends

($ in millions, unaudited)

	2017	2012	Change
Operating Profit	$34.4	$41.6	(17.3)%
Plus: Depreciation and amortization	26.0	22.2	17.1%
Less: Straight-line lease adjustments	(1.6)	(3.6)	55.6%
Plus: Lease incentive amortization	—	0.1	(100.0)%
Less: Favorable/(unfavorable) lease amortization	(2.9)	(1.1)	(163.6)%
Less: Termination income	(1.7)	(0.2)	(750.0)%
Plus: Other (income)/expense, net	0.3	(0.3)	NM
Plus: Impairment of real estate assets	22.4	—	NM
Plus: Selling, general, administrative and other expenses	7.9	3.1	154.8%
Cash NOI	$84.8	$61.8	37.2%